EASTERN VIRGINIA BANKSHARES

Annual Stockholders' Meeting

May 21, 2009

Economic Outlook

- There are still many uncertainties in our economy. Have we hit the bottom?

- Unemployment figures continue to impact the workforce, which impacts customers' ability to borrow and service current loans.

- Business spending is sluggish.

Major Challenges Facing Community Banks

- Credit Quality
- Compression of Net Interest Margin
- Competing on Value as Opposed to Price
- Maintaining Customer Confidence

Financial Markets

- The financial markets are entering their second year of disarray due to the meltdown in the sub-prime mortgage sector.

- The reduced liquidity in the system combined with a large inventory of lots and newly built homes has caused a significant reduction in home prices. The softness in real estate and elevated foreclosure rates have created additional risks in bank asset quality.

Number of FDIC-Insured Banking Organizations


14,000
13,000
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
878
850
838
822
822
791
744
733
698
653
605
576
555
523
517
512
472
4,804
4,656
4,524
4,481
4,429
4,465
4,399
4,370
4,397
4,446
4,504
4,550
4,566
4,597
4,567
4,543
4,550
5,484
5,093
4,687
4,282
3,955
3,635
3,379
3,253
3,152
3,004
2,856
2,717
2,584
2,520
2,442
2,352
2,288
Thrifts and Independent Banks
One-Bank Holding Companies
Multi-Bank Holding Companies

ROA / ROE Comparison

- National Performance Measure 12-08
  - Return on Equity = 0.79%
  - Return on Assets = 0.08%

- **EVB Performance Measure 12-08**
  - **ROE = 3.55%**
  - **ROA = .31%**

- Banks with assets $100M- $1B
  - ROE = 3.11%
  - ROA = .32%

Key Events Impacting Your Company

- Impact to EVB as a result of Freddie Mac-Fannie Mae debacle
- Decision to take CPP
- Strategic Partnership
- Dividend Reduction

EVB Affected by Sub-Prime Debacle

- Deterioration of Freddie Mac and Fannie Mae perpetual preferred stocks held in the company's investment portfolio dropped from an AA (bank quality investment grade) rating to a non-investment level rating in less than two months.

- Absorbed a $4.7 million impairment

EVBS Received Approval to Participate in TARP/CPP

- What is TARP/CPP?
  - Known as Capital Purchase Program
  - This is the U. S. Government plan to allow strong, healthy banks participate in a low-cost capital plan.

Why EVBS Participated in CPP

- Provides access to low-cost capital.
- Provides approximately $24 million in additional capital.
- Enables the company's banking subsidiary to respond to the lending community.
- Assists government in jump starting our economy.
- Provides "Rainy Day" fund.
- It signals to the community that EVBS is strong, as only strong banks received approval. Non participation had potential of signaling weakness.

CPP Benefits Customers, Communities, and Shareholders

- By responding to the lending needs of our customers and communities.
  - Helping customers restructure loans
    - Interest only
    - Extended terms
    - Residential Mortgage Relief program created
    - Community Assistance Fund
- Positions EVBS to take advantage of growth opportunities.

Returning CPP

- EVBS plans to redeem CPP at appropriate time.

- While already well-capitalized, CPP provides additional "insurance" for unknown economic activity resulting from a vulnerable economy.

- First Capital brings additional capital, enabling us to return funds sooner.

Strategic Partnership

- Signed merger agreement with First Capital in April. Closing expected by year-end at .98 exchange ratio.
- Referring to this as a Strategic Partnership
- Combining expertise of two strong community banks.
  - EVB – Retail
  - First Capital – Commercial
    - Increases lending ability
    - First Capital was one of our competitors

Benefits of Strategic Partnership

- Combined footprint provides 32 branches throughout Northern Neck, Middle Peninsula, Southern Virginia, and greater Richmond.
- Will enjoy economies of scale.
- Anticipate realizing $2.5 million in cost savings.
- Expected to be accretive to 2010 EPS.
- Buying opportunity due to depressed stock valuations.

Combined Footprint

(Blue denotes EVB: Red denotes First Capital)



WESTMORELAND
Montross
Bowling Green
Occupacia
CAROLINE
ESSEX
Tappahannock
RICHMOND
Warsaw
Heathsville
NORTHUMBERLAND
Farnham
Dunnsville
Ashland
HANOVER
KING WILLIAM
KING AND QUEEN
Lancaster
LANCASTER
Kilmarnock
Irvington
Urbanna
White Stone
Beach
Mechanicsville
Cold Harbor Farms
Saluda
MIDDLESEX
Tuckahoe
Richmond
New Kent
NEW KENT
West Point
VIRGINIA
GLOUCESTER
Mathews
MATHEWS
Gloucester
Ware Neck
Chesterfield
Chester
Charles City
CHARLES CITY
JAMES CITY
Williamsburg
Gloucester Point
Hopewell
Petersburg
Prince George
PRINCE GEORGE
Yorktown
Grafton
Poquoson
Cape Charles
Surry
SURRY
NEWPORT NEWS
HAMPTON
Hampton
Newport News
Dinwiddie
DINWIDDIE
Waverly
Wakefield
Smithfield
ISLE OF WIGHT
SUSSEX
Sussex
Norfolk
Portsmouth
Suffolk
SUFFOLK
Chesapeake
CHESAPEAKE
Drewryville
Courtland
SOUTHAMPTON
Franklin
Emporia
GREENSVILLE
Boykins
Chesapeake Bay
Goochland
Jackson
Beaverdam
Cuckoo

Dividend Reduction

- For the first time in many years reduced quarterly dividend -- from 16 cents to 5 cents.
- Board agonized over the impact to its stockholders.

Reasons EVBS Decided to Reduce Dividend

- Current economy continues to present uncertainties and challenges.

- Incumbent on board to pay out a dividend that does not exceed earnings to remain well capitalized.

- Remain in state-of-preparedness to assist customers encountering financial distress resulting from depressed economy

Dividend continued…

- FDIC Premium and Assessment
  - Additional premium due to rising number of failed institutions and increase in coverage on bank accounts from $100,000 to $250,000
    - Cost $1.2 million from $500,000
  - Special assessment anticipated mid-year
    - Anticipate range between $500,000 to $1.7 million

Dividend continued…CPP

- Did bank's participation in CPP cause my dividend to decrease?
  - No.
    - Participation provided additional protection against potential erosion of well-capitalized position due to prolonged economic downturn.

Dividend...continued...merger

- Was the merger with First Capital responsible for the dividend reduction?
  - No.
    - To the contrary, we expect the acquisition to further strengthen our company and restore profitability to historical levels more quickly... and thereby, increase dividend more quickly.

Overall Outlook

- Earnings pressure abounds
- Margin squeeze
- FDIC insurance increases
- Many more failures of smaller banks
- New regulatory rule book to be crafted

Overall Outlook continued...

- Continued volatility in stock prices
- Capital planning is a must
- Investor confidence must be restored
- Credit quality *must* improve
- The recovery will be slow
- Rates likely to remain low

Your Contribution

- **Support your investment by becoming a customer of the bank or any of the subsidiaries:**
  - **EVB Mortgage**
  - **EVB Investments**
  - **EVB Insurance**
  - **EVB Title**

- **Be ambassadors -- Tell your friends that EVB is their community source for lending and provides a wide variety of FDIC insured deposit products with convenient locations**

EASTERN VIRGINIA BANKSHARES